SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

Filed by the Registrant   X
Filed by a Party other than the Registrant ___

Check the appropriate box:

____ Preliminary Proxy Statement
____ Confidential, For Use of the Commission
           Only (as permitted by Rule 14a-6(e(2))
  X    Definitive Proxy Statement
____ Definitive Additional Materials
____ Soliciting Material Pursuant to (section)240.14a-11(c) or
(section)240.14a-12

                                               FARM FISH, INC.

             (Name of Registrant as Specified in Its Charter)

                                                         N/A

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

_____  No fee required.
    X     Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
and 0-11.

     (1)  Title of each class of securities to which transaction applies:
                                          COMMON STOCK

     (2)   Aggregate number of securities to which transaction applies:
                                  2,688,605

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                     $1,800,000

     (4)  Proposed maximum aggregate value of transaction:
                                                     $1,800,000

     (5)  Total fee paid:
                                                          $360.00

  X  Fee paid previously with preliminary materials.

_____Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
                                                          N/A

     (2) Form, Schedule or Registration Statement no.:
                                                          N/A

     (3) Filing Party:
                                                          N/A

     (4) Date Filed:
                                                          N/A













































                              FARM FISH, INC.
                              P. O. BOX 23109
                     JACKSON, MISSISSIPPI  39225-3109

                                 NOTICE OF
                     2000 ANNUAL STOCKHOLDERS MEETING

TO THE STOCKHOLDERS:

     Notice is hereby given that the 2000 Annual Meeting of Stockholders (the "Meeting") of Farm Fish, Inc. ("Farm Fish" or the "Company") will be held at the offices of Farm Fish, 100 West Woodrow Wilson Drive, Jackson, Mississippi at 10:00 a.m., Jackson time, on Monday, December 27, 2000, for the following purposes:

     1. To approve the sale of substantially all the assets of Farm Fish, excluding inventory, to H&S Fish Farms, Inc. ("H&S");

     2. To approve a plan to dissolve and liquidate the Company following the sale to H&S;

     3. To elect four (4) directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

     4. To ratify the appointment of Ernst & Young LLP as independent public accountants for the fiscal year ending December 31, 2000; and

     5. To consider and take action upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on November 1, 2000, are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                         BY ORDER OF THE BOARD OF DIRECTORS,

                          /s/ Jayne Dew

                         Jayne Dew
                         Secretary

Jackson, Mississippi
December 4, 2000

STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES








                              FARM FISH, INC.
                              P. O. BOX 23109
                     JACKSON, MISSISSIPPI  39225-3109

                              PROXY STATEMENT
                    FOR ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD DECEMBER 27, 2000

VOTING AT THE MEETING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Farm Fish for use at the Annual Meeting of Stockholders to be held on 10:00 a.m. Monday, December 27, 2000, at the offices of Farm Fish, 100 West Woodrow Wilson Drive, Jackson, Mississippi, and at any and all adjournments of such meeting.

     If the enclosed form of proxy is properly marked, signed and returned in time to be voted at the meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon.

     At the meeting, stockholders will vote upon the following proposals:

1. PROPOSAL ONE - The proposed sale of substantially all of the assets of the Company, excluding inventory, to H&S Fish Farms, Inc. ("H&S"). Farm Fish will cease operation and wind up the affairs of the Company as promptly as practicable after the completion of the sale of assets to H&S.

2. PROPOSAL TWO - The proposed liquidation and dissolution of the Company. Farm Fish intends to cease operations and wind-up the affairs of the Company and formally dissolve as promptly as practicable after the completion of the sale of the Company's assets to H&S.

3. PROPOSAL THREE - The election of four (4) directors to the Board of the Company.

4. PROPOSAL FOUR - The ratification of the selection of Ernst & Young as the independent accountants for the 2000 fiscal year.

     The stockholders will also be asked to vote on any other matters which may properly come before the meeting.

NECESSARY APPROVAL

     The approval of each matter to come before the meeting requires the affirmative vote of a majority of the total votes cast at the meeting, except for the election of directors which is described below under VOTING SECURITIES. Signed proxies not marked to the contrary will be voted for the proposed sale and liquidation and for the election of directors. Any stockholder giving a proxy has the power to revoke it by a written instrument signed in the same manner as the proxy and received by the Secretary of Farm Fish prior to the exercise of the proxy. A stockholder attending the meeting may also revoke his proxy by voting in person.

     This material is being mailed on or about December 6, 2000.


LIQUIDATION AND DISSOLUTION OF THE COMPANY

     Beginning in approximately May 1999, the Board of Directors of the Company determined that it should review the strategic outlook for the Company's operations. After reviewing the Company's prospects, the Board considered a range of options for the Company and decided to evaluate three strategic options for Farm Fish: (1) continuing Farm Fish's operations consistent with past years, (2) selling the Company in total as an ongoing, operating company, and (3) selling the Company's inventory of fish in an orderly manner without restocking in conjunction with a sale of the tangible assets of the Company separately without operations.

     In recent years the Company has experienced declining profitability. Due to market factors beyond the control of the Company, management is unable to predict with any degree of confidence the future profitability of the Company. Further, due to the age of the Company's ponds and other improvements, management believes a significant infusion of capital will be necessary in the next few years to improve the Company's ponds. In light of these considerations, the Board determined that it would be in the best interest of the stockholders to consider a sale of the Company.

     The Company has actively solicited offers from other fish farmers and from fish processors. The Company also contacted a broker in New York City who attempted to structure a transaction. This broker ultimately was unable to make a formal offer to the Company. The Company did receive two to three offers from other farmers. However, due to the low prices of the offers, management considered these offers to be inadequate. After repeated attempts to sell the Company as a going concern, the Board determined, due to the lack of offers at a reasonable price level, that this was not a viable alternative.

     After unsuccessful solicitations and negotiations regarding a sale of the entire Company on a going concern basis, the Board of Directors decided to pursue the third option listed above. The Board identified and solicited prospective purchasers of the Company's tangible assets and has continued to sell its fish inventory in the ordinary course of business without restocking. A business acquaintance of Mr. Reed Doyle, one of the Company's directors, told Mr. Doyle that Mr. Walter William Heigle, III and Mr. Jason W. Smith might be interested in purchasing the assets of the Company. Mr. Doyle suggested that Messrs. Heigle and Smith contact Dave Robison to discuss the possibility of structuring a transaction. After preliminary discussions, Messrs. Heigle and Smith indicated a serious interest in pursuing the purchase of the assets of the Company. Messrs. Smith and Heigle formed H&S Fish Farms, Inc., a Mississippi corporation ("H&S"), on April 13, 2000, in order to close the purchase of Farm Fish's assets.

     Messrs. Heigle and Smith became aware of the Company's desires to sell its assets through general knowledge in the industry. H&S has demonstrated an ability to raise sufficient funds to close the contemplated transaction and will have equity of at least $300,000 at the time of the closing. The Board of Directors authorized the officers of the Company to enter into negotiations with H&S concerning the sale of the Company's assets. After lengthy negotiations of the terms and documentation of the proposed transaction, Farm Fish and H&S entered into an Asset Purchase Agreement, a Real Property Lease Agreement and an Equipment Lease Agreement. The Asset Purchase Agreement and the transactions contemplated therein are subject to the approval of Farm Fish's stockholders. The transactions contemplated by such documents are collectively referred to as the "H&S Transaction".
These documents are attached hereto as Exhibit A and are discussed in more detail below. Please review each document in its entirety.

     As part of the overall dissolution of the Company, the Company will continue in existence after the closing of the H&S Transaction to effect an orderly winding-up of the affairs of the Company. During this period the Company will continue to make filings with the Securities and Exchange Commission as required by law. Upon completion of the winding-up, the Company intends to formally and completely dissolve at which time the Company will cease to exist. It is anticipated that the dissolution and liquidation of the Company will include satisfying all of Farm Fish's liabilities and obligations to creditors in full, including advances payable to Delta Industries, Inc. ("Delta Industries"), and distributing all remaining proceeds to the stockholders on a pro rata basis. It is anticipated that any remaining funds would not be distributed to stockholders until at least 180 days after closing of the H&S Transaction. Management believes that the proceeds from the H&S transaction plus the revenues from the continued sale of fish inventory will be sufficient to allow a distribution to the stockholders. However, due to numerous factors beyond the Company's control, including the price of fish, cost of feed, timing of fish sales, there can be no assurances that the profits, if any, that will be obtained from future sales of fish inventory. Therefore, management cannot predict the amount of any potential distribution. The Plan of Liquidation is attached hereto as Exhibit B.

SPECIAL CONSIDERATION - CONFLICT OF INTEREST

     Delta Industries owns 80% of the issued and outstanding shares of common stock of the Company. As of August 31, 2000, the Company was indebted to Delta Industries in the amount of $2,164,965.00. Each of the members of the Board of Directors of Farm Fish is also a director of Delta Industries. In addition, all of the Directors, except Mr. Speed, are stockholders of Delta Industries. It is anticipated that, as part of the dissolution and liquidation of the Company, the advances payable to Delta Industries will be paid in full prior to any distributions to stockholders. It is also contemplated that Delta Industries will purchase the Promissory Note delivered by H&S as part of the purchase price of the assets. If Delta Industries purchases the promissory note, it intends to purchase the note at face value.

     Neither H&S nor any of its affiliates is an affiliate of either Delta Industries or Farm Fish. H&S is an independent corporation. There are no stockholders or directors of H&S who are stockholders or directors of either Farm Fish or Delta Industries.

     Based on the above referenced conflicts of interest, the Board of Directors of the Company does not make a recommendation either for or against PROPOSAL ONE - the H&S transaction (sale of substantial all of the Company's assets to H&S) or PROPOSAL TWO - dissolution and liquidation of the Company. However, Delta Industries has indicated to the Company that it intends to vote its shares of common stock of Farm Fish in favor of the proposal to dissolve and liquidate the Company.


STRUCTURE OF H&S TRANSACTION

     After unsuccessfully attempting to negotiate the sale of the Company as a going concern, the Board of Directors determined that it was in the best interest of the stockholders for Farm Fish to sell its entire inventory of fish, in the ordinary course of business without restocking, to third parties prior to closing of the H&S Transaction. Some fingerlings and brood fish have been sold to H&S in the ordinary course of business.
It is anticipated that liquidation of the fish inventory will require several months to accomplish based on growth rates, flavor requirements and market conditions. The Asset Purchase Agreement allows for a future closing date in order to permit the Company to continue the sale of its existing fish inventory.

     As a condition to agreeing to a delayed closing, H&S requested that the Company enter into a Real Property Lease Agreement and Equipment Lease Agreement. These leases allow H&S immediate access to and use of certain equipment, improvements and ponds prior to closing. This allows H&S to immediately commence its operations and conduct improvements to certain ponds. The Real Property Lease pertains to land and ponds which are no longer in production because Farm Fish has removed its fish inventory from such ponds. The Equipment Lease pertains to the lease of certain equipment which is subject to the Asset Purchase Agreement but is not necessary for Farm Fish's current operations. Both lease agreements will terminate upon the earlier of closing of the H&S Transaction or December 31, 2002.

TERMS OF ASSET PURCHASE AGREEMENT

     Farm Fish will transfer to H&S at closing certain designated assets and H&S may assume certain contractual obligations. The purchase price is $1,800,000. H&S will pay $300,000 in cash. H&S will execute and deliver a negotiable promissory note payable to the order of the Company in the amount of $1,500,000 (the "Note"). The terms of the Asset Purchase Agreement provide for a closing thirty (30) days after the Company completes the sale of its fish inventory provided the Company is prepared to deliver possession of all real property at that time. In addition, the closing is required to occur no later than December 31, 2002.

     The Note will bear interest at the rate of six percent (6%) per annum. H&S will be required to make quarterly payments in the amount of $50,140.77 which will fully amortize the principal of the Note over a ten (10) year term. The maturity date will be ten (10) years from the closing date. The Note will be secured by a first deed of trust and security agreement covering all real and personal property being transferred by the Company to H&S as part of the H&S Transaction.

     The Company will also transfer to H&S certain of its shares in Producer's Feed Cooperative at a purchase price of $25.00 per share. H&S purchased 200 of such shares from the Company at the time it executed the Asset Purchase Agreement for a total payment of $5,000. H&S has an option to purchase the remaining 1708 shares of Producer's Feed at closing of the H&S Transaction for $25.00 per share. If H&S declines to purchase such shares, the Company will attempt to find another purchaser.

     H&S has deposited an escrow deposit in the amount of $100,000 with First American Title Insurance Company to be held in accordance with the terms of the Asset Purchase Agreement. The Asset Purchase Agreement requires proration of certain expenses at closing such as taxes and utilities. Prior to execution of the Asset Purchase Agreement, H&S made an inspection of the assets to be transferred including an environmental analysis and was satisfied with the results of all such inspections and reports.

     The H&S Transaction is structured as an "AS IS WHERE IS" transaction with limited representations and warranties. The representations and warranties of the Company and H&S survive the closing for a period of 180 days. However, the real property will be transferred by a general warranty deed and the personal property will be transferred by a special warranty bill of sale. The Asset Purchase Agreement contains certain operating covenants that prohibit the Company from making distributions to stockholders for a period of 180 days following closing. The Asset Purchase Agreement also sets out certain conditions to each party's obligation to close in Articles 7 and 8. The Company has the risk of any casualty loss to the assets prior to closing. There are no broker or finder fees payable as a result of the H&S Transaction.

     This summary of the terms of the Asset Purchase Agreement is qualified in its entirety by the exact terms of the attached agreement.

TERMS OF REAL PROPERTY LEASE

     The Real Property Lease relates to the current lease of certain land and related ponds by H&S from Farm Fish. The water acres subject to the lease are no longer required by Farm Fish as part of its operations. The leased area may increase from time to time as Farm Fish removes its fish inventory from ponds.

     H&S pays rent of $100 per month until H&S places a pond in use. Thereafter the rent is based on a six percent (6%) interest factor on the mutually agreed value of the pond that has been placed in use. The rent is payable monthly and the lease expires at the earlier of closing of the H&S Transaction or December 31, 2002.

     H&S is required to carry certain insurance as a condition of the lease. H&S is also required to operate the property free of hazardous substances. There are not broker or finder fees payable as a result of the Real Property Lease.

     This summary of the terms of the Real Property Lease Agreement is qualified in its entirety by the exact terms of the attached agreement.

TERMS OF EQUIPMENT LEASE AGREEMENT

     The Equipment Lease relates to the current lease of certain personal property by H&S from Farm Fish. These assets are no longer required by Farm Fish as part of its operations. The assets are being leased in their existing "AS IS" condition.

     H&S pays rent of $443 per month which is based on a six percent (6%) interest factor on the agreed value of the leased equipment of $88,600.
The rent is payable monthly and the lease expires at the earlier of closing of the H&S Transaction or December 31, 2002.

     H&S is required to carry certain insurance as a condition of the lease. H&S is also required to operate the property free of hazardous substances. There are no broker or finder fees payable as a result of the Equipment Lease.

     This summary of the terms of the Equipment Lease Agreement is qualified in its entirety by the exact terms of the attached agreement.

APPRAISAL RIGHTS

     Stockholders of Farm Fish are NOT entitled to appraisal rights pursuant to Section 79-4-13 ET. SEQ. of the Mississippi Business
Corporation Act in connection with the dissolution, liquidation and winding up of the Company.

OPERATIONS FOLLOWING CLOSING/LIQUIDATION

     Farm Fish intends to wind up and cease operations after closing of the H&S Transaction. This process will take approximately 180 days after the closing of the H&S Transaction and will include payment in full of all liabilities and obligations, including all advances payable to Delta Industries. Farm Fish plans to sell and transfer the Note to Delta Industries at face value without representation as part of its winding up process. All net proceeds after satisfaction of all liabilities and obligations will be available for distribution to the stockholders on a pro rata basis. It is contemplated that such distributions will occur as soon as practicable after the expiration of the 180 day period after closing of the H&S Transaction. The Company will continue to sell it existing inventory of fish until the inventory is exhausted. After the inventory is sold and distributions to stockholders completed, the Company intends to formally dissolve at which time the Company will cease to exist.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only stockholders of record at the close of business on November 1, 2000, are entitled to notice of and to vote at the meeting, and such stockholders are entitled to one vote for each share held of record on all matters brought before the meeting, except with respect to the election of directors, in which the stockholders have cumulative voting rights. Under cumulative voting, each stockholder is entitled to votes equal to the number of his shares multiplied by the number of directors to be elected; a stockholder may cast all of his votes for a single director or distribute them among the candidates as he sees fit. At the record date, a total of 2,688,605 shares of common stock of Farm Fish were issued and outstanding.

     While the Board of Directors intends to cast the votes represented by its proxies equally among its nominees for directors, the Board solicits discretionary authority to accumulate votes as it may deem appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934) beneficially owned, as of November 1, 2000, more than five percent of the Shares outstanding except as set forth in the following table:

STOCKHOLDER              Number of Shares of Percent of
                         COMMON STOCK OWNED(1)                    CLASS

Delta
Industries, Inc.              2,151,061                80%
100 W. Woodrow Wilson
Jackson, MS 39213

SECURITY OWNERSHIP OF MANAGEMENT

STOCKHOLDER              Number of Shares of           Percent of
                         COMMON STOCK OWNED(1)                    CLASS


Thomas R. Slough, Jr.              17,805              *

Leland R. Speed                    0                   *

W.D. Mounger                       25,900              *

R. Reed Doyle                             0            *

David Robison                          100             *

Jayne Dew                           6,500              *

Officers and Directors             50,305              1.88%
  AS A GROUP (6 PERSONS)(2)
     *Less than 1%.

     (1)Each beneficial owner has sole voting and investment powers as to all shares beneficially owned unless otherwise indicated in these footnotes.

     (2)The directors of Farm Fish during the past fiscal year were also directors of Delta Industries. Thomas R. Slough, Jr., W. D. Mounger and R. Reed Doyle were also stockholders of Delta Industries. The shares owned by Delta Industries are in addition to the total number of shares owned directly by officers and directors, as shown herein.

DELTA INDUSTRIES, INC. STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

Title of Class
and Name of              Number of Shares of                Percent of
BENEFICIAL OWNER    COMMON STOCK OWNED(1)         CLASS

Thomas R. Slough, Jr.     8,160 (2)               1.42%

Leland R. Speed                  0                   *

W.D. Mounger                   44,061                  7.65%

R. Reed Doyle                  30,944 (3)         5.37%

David Robison                  17,510 (4)         3.04%

Jayne Dew                    500     *

Officers and Directors                      101,175
17.56%
  AS A GROUP (6 PERSONS)
     *Less than 1%.

     (1)Each beneficial owner has sole voting and investment powers as to all shares beneficially owned unless otherwise indicated in these footnotes.

     (2)Does not include 3133 shares held in a custodial account for the benefit of Mr. Slough's son. Mr. Slough has investment and voting power over such shares.

     (3)Includes 22,502 shares held in a trust for the benefit of Mr. Doyle's mother. Mr. Doyle is the trustee of such trust.

     (4)Includes 17,500 shares which Mr. Robison has the right to acquire through the exercise of options.

POSSIBLE CHANGE IN CONTROL

     All of the shares of Farm Fish held by Delta Industries, are pledged as collateral in connection with indebtedness of Delta Industries to Trustmark National Bank of Jackson, Mississippi. Should Delta Industries be in default under that indebtedness, Trustmark National Bank has the option of foreclosing on the pledged stock.


ELECTION OF DIRECTORS

     At the meeting, four directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualify.

     Unless instructed otherwise, the proxies will be voted FOR the nominees listed below. Any stockholder who wishes to withhold from the proxy holders authority to vote for the election of directors may do so by marking his proxy where indicated.

     Should any of the management nominees become unable or unwilling to accept nomination or election, the proxy holders may exercise their voting power in favor of such other person or persons as the management of Farm Fish may recommend. However, the management has no reason to believe that any nominee will be unable or unwilling to serve as director.

DIRECTORS AND EXECUTIVE OFFICERS

     (a)  NOMINEES FOR DIRECTOR
                                                  Other Positions
                          Date Term of             Director  and Offices
NAME           AGE       OFFICE EXPIRES SINCE     WITH FARM FISH

Leland R. Speed    68    Annual Meeting of 1982   Chairman of
                         Stockholders, 2000       the Board of
                                                  Directors

Thomas R. Slough, Jr.   73    Annual Meeting of 1982   President
                         Stockholders, 2000

W. D. Mounger     74     Annual Meeting of 1984   None
                         Stockholders, 2000

R. Reed Doyle     47     Annual Meeting of 1998   None
                         Stockholders, 2000

(b)  EXECUTIVE OFFICERS
                                                  Other Positions
                                        Officer   and Offices
NAME           AGE       OFFICE HELD    SINCE     WITH FARM FISH

Leland R. Speed    68    Chairman of    1984      Director
                         the Board of Directors

Thomas R. Slough, Jr.   73    President      1984      Director

David Robison     51     Vice President 1993      None

Jayne Dew         51     Secretary/Treas1998 General Manager
                                                  of farm operations

     Messrs. Speed and Slough were first elected as officers on December 3, 1984. Mr. Robison was first elected in 1993. Ms. Dew was first elected in 1998. The bylaws provide that the terms of the present officers will expire when their successors are elected and qualify.

(c) FAMILY RELATIONSHIPS

          There are no family relationships among the directors and officers.

     (d)  BUSINESS EXPERIENCE FOR THE PAST FIVE YEARS

     (1) (i) Leland R. Speed is Chairman of the Board of Directors of Farm Fish and a director of Delta Industries. Mr. Speed is also Chairman of Parkway Properties, Inc. and EastGroup Properties, Inc. which engage generally in the business of real estate development. He is also a director of Mississippi Valley Gas Company and First Mississippi Corporation.

          (ii) Thomas R. Slough, Jr., a director and President of Farm Fish, is the Vice-Chairman, a director and stockholder of Delta Industries, a corporation primarily engaged in marketing ready mix concrete.

          (iii) W. D. Mounger, a director of Farm Fish, is President, director and a principal stockholder of Delta Royalty Company, Inc., a Mississippi corporation engaged generally in the oil and gas business. Mr. Mounger is also engaged in various commercial activities, including independent oil and gas leasing, and is a director of Delta Industries. Until February 1997, Mr. Mounger served as a director of Deposit Guaranty National Bank and Deposit Guaranty Corporation.

          (iv) R. Reed Doyle, a director of Farm Fish, is a manager with Silver Creek Plantation, which engages in the business of farm-raised catfish. Mr. Doyle has been in the farm-raised catfish industry for over 25 years. Mr. Doyle is a director of Delta Industries.

          (v) David Robison, Vice President of Farm Fish, is President and Chief Executive Officer of Delta Industries, a corporation primarily engaged in the marketing of ready mix concrete.

          (vi) Jayne Dew, Secretary-Treasurer of Farm Fish, has been the general manager of the farm operations for Farm Fish since 1983.

     (2)  DELINQUENT FILINGS

          Based solely upon a review of: (i) Forms 3 and Forms 4 and amendments thereto furnished to Farm Fish pursuant to Securities and Exchange Commission Rule 16a-3(e) during the fiscal year ended December 31, 1999; (ii) Forms 5 and amendments thereto furnished to Farm Fish during the fiscal year ended December 31, 1999; and (iii) written representations of officers, directors and beneficial owners of more than 10% of Farm Fish no-par common stock, there were not any known failures of such officers, directors or beneficial owners of more than 10% of Farm Fish no-par common stock to report transactions required to be reported on the above Forms on a timely basis or to file a required Form during the fiscal year ended December 31, 1999. Additionally, there were no late reports made on the above Forms during the fiscal year ended December 31, 1999.

COMMITTEES

     Farm Fish has no standing audit, nominating or compensation committees. The entire Board performs such duties.

     The Board of Directors is responsible for selecting nominees for the election of directors, and evaluating the performance of incumbent directors and determining whether to nominate them for reelection. The Board welcomes recommendations from stockholders as to nominees for the Board of Directors. Such recommendations should be made to Thomas R. Slough, Jr., President of Farm Fish, in writing, at P. O. Box 23109, Jackson, Mississippi 39225-3109.

MEETINGS

     The Board of Directors of Farm Fish held 6 official meetings during the last fiscal year. No director attended less than 75% of the meetings. In addition, certain actions were taken during the year by unanimous written consent of all directors in lieu of holding a formal meeting.

EXECUTIVE COMPENSATION

     Except for Ms. Dew, the directors and executive officers of Farm Fish received no cash or other compensation for services in all capacities to Farm Fish. Mr. Slough and Mr. Robison are employees of Delta Industries; Delta Industries is not reimbursed by Farm Fish for the salaries of Mr. Slough or Mr. Robison. Farm Fish does not maintain any type of pension or other benefit plan for officers of the Company. None of the officers have employment or severance arrangements contracts with the Company.

TRANSACTIONS WITH MANAGEMENT

     (a) TRANSACTIONS BETWEEN FARM FISH AND DELTA INDUSTRIES

        The principal stockholder of Farm Fish is Delta Industries. All members of the Farm Fish Board of Directors also serve as directors of Delta Industries, and the senior managements of the two companies are substantially identical.

        Since it acquired its first block of Farm Fish stock in October 1982, Delta Industries has made substantial loans and non-interest bearing advances to Farm Fish, and has guaranteed significant amounts of Farm Fish's outstanding indebtedness. As of August 31, 2000, Farm Fish had non-interest bearing advances payable to Delta Industries in the amount of $2,164,965.00. As of August 31, 2000, Delta Industries was guarantor of a Farm Fish short-term and long-term note payable to AmSouth National Bank with an aggregate outstanding principal balance of $1,515,000.

        (b) TRANSACTIONS BETWEEN FARM FISH AND SILVER CREEK PLANTATION

        In September 1997 the Company purchased 591 shares of stock in Delta Pride Catfish, Inc., a cooperative of catfish producers, from Silver Creek Plantation. T.L. Reed, a director of the Company at the time, was the owner and president of Silver Creek Plantation. The stock was purchased for cash in the amount of $111,226, plus the assumption of $333,090 in operating losses of Delta Pride allocated to such stock. The Board of Directors approved the transaction and the purchase price after reviewing recent, comparable sales of Delta Pride stock.

LEGAL PROCEEDINGS

        There are presently no material pending legal proceedings to which Farm Fish or its subsidiaries is a party.


STOCKHOLDER'S PROPOSALS

        In order for holder proposals for the 2000 Annual Meeting of Holders to be eligible for consideration for inclusion in the Proxy Statement for such meeting, they must be received at the Company's offices, P.O. Box 23109, Jackson, Mississippi 39225-3109, no later than March 1, 2001.

INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of Ernst & Young LLP was the independent public accountants of Farm Fish for the fiscal year ended December 31, 1999. Representatives of the accounting firm are expected to be present at the Stockholders' Meeting to answer appropriate questions and to make a statement if they so desire.

        In the past the independent public accountants have been selected annually by the Board of Directors, usually at its annual meeting following the Stockholders' Meeting, and it is contemplated that this procedure will continue to be followed by the Board.

OTHER MATTERS

        The Board of Directors is not aware of any matters other than those outlined in this Proxy Statement which may be brought before the meeting. If any other matters properly brought before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the best judgment of the person or persons acting under the authority of such proxies.

EXPENSE OF SOLICITATION

        The solicitation contemplated hereby is made on behalf of Farm Fish. All costs and expenses incurred in connection with the solicitation of proxies by the Board of Directors, including the preparation of this Proxy Statement, will be paid by Farm Fish.

FORM 10-KSB

        A copy of the Farm Fish's Annual Report on Form 10-KSB, including the financial statements and the financial statement schedules, is being delivered with this Proxy, a copy is also available without charge to stockholders upon written request. Please write:

          Jayne Dew, Secretary
          Farm Fish Inc.
          P.O. Box 23109
          Jackson, Mississippi  39225-3109



































                                 Appendix
                               Form of Proxy
                              Farm Fish, Inc.
Proxy Solicited by the Board of Directors for Annual Meeting of
Stockholders
                             December 27, 2000

     The undersigned hereby appoints Thomas R. Slough, Jr. and Leland R. Speed and each of them, with power of substitution in each of them, as the true and lawful agents and proxies of the undersigned to vote the stock of the undersigned at the Annual Meeting of the Stockholders of the Company to be held on December 27, 2000, and at any adjournment thereof, subject to any directions indicated on this card.

1. Proposal 1 - Sale of substantially all of the assets of Farm Fish to H&S Fish Farms, Inc.

          [ ] For        [ ] Against         [  ]  Abstain

2. Proposal 2 - Liquidation and dissolution of Farm Fish after completion of the H&S Transaction.

          [ ] For        [ ] Against         [  ]  Abstain

3.  Proposal 3 - election of  directors.

          [ ] For All    [ ] Withhold All [ ] For All Except

Nominees: Thomas R. Slough, Jr., Leland R. Speed, W.D. Mounger and R. Reed
Doyle
     ____________________________________________________
     (Except Nominee(s) written above)

4.  Proposal 4 - Ratify the  appointment  of  Ernst  &  Young   LLP  as
independent public accountants for the fiscal year ending December 31, 2000.

          [ ] For        [ ] Against         [ ] Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy covers all Common Stock registered in the name of the stockholder(s) whose signatures appear on this card.

The shares represented by this Proxy will be voted as specified. If no choice is specified, the Proxy will be voted for proposals 1, 2, 3 and 4 and in the discretion of the proxies with respect to such other matters as may properly come before the meeting.

Please date and sign this proxy. Joint owners should each sign. If the signer is a corporation please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person. Executors, administrators, trustees, etc., should give full title as such.


Dated __________________, 2000 ____________________________
                              Signature(s) of Stockholder(s)

                                        Farm Fish, Inc.
                                        Annual Meeting
                                        December 27, 2000
                                        10:00 a.m. CST
                                        Offices of Jackson Ready Mix
                                        100 West Woodrow Wilson Drive
                                        Jackson, Mississippi

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. PLEASE RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.